SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – April 25, 2011

BRAZIL GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

800 Bellevue Way, Suite 400, Bellevue, WA USA 98004

(Address of principal executive offices, including zip code)

(425) 922-0072

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

Effective April 1, 2011, Brazil Gold Corp (the “Company”) entered into a settlement agreement with Coach Capital, LLC (“Coach”). Under the terms of the settlement agreement, Coach has agreed to accept the Company’s $1.42 million Promissory Note from Armadillo Resources Limited and 10 million shares of the Company’s Restricted Common Stock as full settlement for the Company’s Convertible Promissory Note to Coach dated April 6, 2010 in the current principal amount of $1,700,000.

Effective April 20, 201, the Company has determined to terminate its $5 million line of credit with Coach. This line of credit was originally established on February 16, 2011, and allowed for the Company to call upon funds at its discretion. The notes to be issued under the line of credit would have been convertible into shares of the Company’s common stock at conversion prices between $1.00 and $1.00 per share. However, the Company never elected to call upon funds under the line of credit. Therefore, upon its termination, there is no outstanding debt associated with the line of credit.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Settlement Agreement effective April 1, 2011, between Brazil Gold Corp. and Coach Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAZIL GOLD CORP.

April 25, 2011	By:	/s/ Phillip E. Jennings
Phillip E. Jennings
President